Exhibit 10.1

AMENDMENT NO. 1

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of April 20, 2023, to the Investment Management Trust Agreement (as defined below) is made by and between DUET Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Investment Management Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of January 19, 2022 (the “Investment Management Trust Agreement”);

WHEREAS, Section 1(i) of the Investment Management Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at a special meeting of the Company held on April 19, 2023, the Company’s stockholders approved (i) a proposal to amend the Company’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) extending the date by which the Company has to consummate a business combination from April 24, 2023 to January 24, 2024 pursuant to nine one-month extensions; and (ii) a proposal to amend the Investment Management Trust Agreement requiring the Company to, deposit into the Trust Account the lesser of (x) $175,000 or (y) $0.055 per share for each public share that is not redeemed in connection with the Special Meeting for each such one-month extension until January 24, 2024 subject to the terms and conditions of the Amended and Restated Certificate of Incorporation, and the Investment Management Trust Agreement, and updating related defined terms; and

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Investment Management Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by at least two of its Co-Chief Executive Officers, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of a Termination Letter in a form substantially similar to the attached hereto as Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) the date which is the later of (1) 15 months after the closing of the Offering or up to 24 months after the closing of the Offering if the Company exercises the nine one-month extensions described in the Company’s Amended and Restated Certificate of Incorporation, as it may be further amended, and (2) such later date as may be approved by the Company’s stockholders in accordance with the Company’s Amended and Restated Certificate of Incorporation if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i), the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Stockholders;”

2. A new Section 1(m) shall be added to the Investment Management Trust Agreement as follows:

“(m) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit E hereto at least five business days prior to the application termination date (as may be extended in accordance with Section 1(i), signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to such termination date (if and as applicable), to follow the instructions set forth in the Extension Letter.”

3. The following defined term in the Investment Management Trust Agreement shall be amended and restated in its entirety:

“Trust Agreement” shall mean that certain Investment Management Trust Agreement dated January 19, 2022, between DUET Acquisition Corp. and Continental Stock Transfer & Trust Company, as amended by the Amendment to Investment Management Trust Agreement dated April 20, 2023.”

4. The term “Property” shall be deemed to include any Extension Fee paid to the Trust Account in accordance with the terms of the Amended and Restated Certificate of Incorporation and the Investment Management Trust Agreement, as amended.

5. A new Exhibit E of the Investment Management Trust Agreement is hereby added as follows:

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, N.Y. 10004

Attn: Mr. Fran Wolf

Re: Trust Account — Extension Letter

Gentlemen:

Pursuant to paragraphs 1(i) and 1(m) of the Investment Management Trust Agreement between DUET Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of January 19, 2022, as amended by the First Amendment dated April 20, 2023 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional nine one-month period, from April 24, 2023 to January 24, 2024 (the “Extension”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit the Extension Fee, in the amount which is the lesser of (x) $175,000 or (y) $0.055 per share for each public share that is not redeemed in connection with the Special Meeting for each such one-month extension until January 24, 2024 subject to the terms and conditions of the Amended and Restated Certificate of Incorporation, which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,

DUET ACQUISITION CORP.

By:
Name:	Yeoh Oon Lai
Title:	Co-Chief Executive Officer

6. All other provisions of the Investment Management Trust Agreement shall remain unaffected by the terms hereof.

7. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

8. This Amendment is intended to be in full compliance with the requirements for an amendment to the Investment Management Trust Agreement as required by Section 6(c) and Section 6(d) of the Investment Management Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Investment Management Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

9. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President & Assistant Secretary

DUET ACQUISITION CORP.

By:	/s/ Yeoh Oon Lai
Name:	Yeoh Oon Lai
Title:	Co-Chief Executive Officer

[Signature Page to Amendment to Investment Management Trust Agreement]

-4-